UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
PROXY STATEMENT
Pursuant to Section 14(A) of The Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HOPE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

HOPE BANCORP, INC.
SUPPLEMENT TO PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 23, 2024

This supplement (“Second Supplement”) supplements the definitive proxy statement on Schedule 14A filed by Hope Bancorp, Inc. (“Company,” “we” or “our”) with the U.S. Securities and Exchange Commission (“SEC”) on April 12, 2024, as previously supplemented by the supplement to Schedule 14A, filed by the Company with the SEC on April 30, 2024 (“First Supplement” and collectively, “Proxy Statement”), in connection with the Company’s 2024 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, May 23, 2024, at 10:30 AM Pacific Time and at any adjournments or postponements thereof.

It has come to our attention that there is a discrepancy between the text of the Hope Bancorp, Inc. 2024 Equity Incentive Plan (“2024 Plan”) appended to the Proxy Statement as Appendix B and the text of the proposal to approve and adopt the 2024 Plan (Proposal 7) in the Proxy Statement with respect to the number of shares available for issuance under the 2024 Plan.

As disclosed in Proposal 7 of the Proxy Statement, if stockholders approve the 2024 Plan, the aggregate number of shares of common stock of the Company available for issuance under the 2024 Plan will be 4,500,000, and not 4,800,000 notwithstanding that is what is set forth in the copy of the 2024 Plan appended as Appendix B.

Accordingly, the following changes shall be made to the Proxy Statement.

The paragraph Section 4(a) on page B-5 in Appendix B is hereby replaced with the following:

(a)Limitation on Overall Number of Shares Available for Delivery Under the Plan. Subject to adjustment as provided in Section 9(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to 4,500,000. Any shares delivered under the Plan may consist, in whole or part, of authorized and unissued shares or treasury shares.

The paragraph Section 4(c)(iv) on page B-5 in Appendix B is hereby replaced with the following:

(iv)Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 9(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be 4,500,000 Shares.

Except as discussed herein, no other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC as amended and supplemented by the First Supplement. The Board of Directors of the Company continues to seek the vote of the Company’s stockholders on each of the proposals to be voted on at the Annual Meeting as recommended in the Proxy Statement. From and after the date of this Second Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented and amended by the First Supplement and this Second Supplement. This Second Supplement should be read in conjunction with the Proxy Statement, the First Supplement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.